                                                                    Exhibit 21.1


                      MACQUARIE INFRASTRUCTURE COMPANY TRUST
                      MACQUARIE INFRASTRUCTURE COMPANY LLC


                         Subsidiaries of the Registrant


Macquarie Infrastructure Company Trust (Registrant)



           SUBSIDIARIES                   STATE OF INCORPORATION OR ORGANIZATION
-----------------------------------       --------------------------------------
Macquarie Infrastructure Company Inc.            Delaware
South East Water LLC                             Delaware
Communications Infrastructure LLC                Delaware
Macquarie Yorkshire LLC                          Delaware
Macquarie FBO Holdings LLC                       Delaware




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